UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2019

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 31, 2019, Alexandra O. Haden notified MiMedx Group, Inc. (the “Company”) of her decision to resign from her position as General Counsel and Secretary of the Company, effective August 12, 2019, to accept another position.

(f)

As of the May 31, 2019 filing of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), the amount of the bonus to be paid to Ms. Haden for fiscal 2018 (the “2018 Bonus”) under our 2016 Equity and Cash Incentive Plan had not yet been determined. Accordingly, no amount relating to the 2018 Bonus was included in the Proxy Statement’s Summary Compensation Table.

On July 30, 2019, it was determined that the 2018 Bonus would be $191,250 (shown below as “Non-Equity Incentive Plan Compensation”). Pursuant to Item 5.02(f) of Form 8-K, the amount of the 2018 Bonus and the recalculated total compensation amount for Ms. Haden for fiscal year 2018 are set forth below.

Name and Principal Position	Fiscal Year	Non-Equity Incentive Plan Compensation	Total
Alexandra O. Haden	2018	$191,250	$950,335

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2019	MIMEDX GROUP, INC.

	By:	/s/ Edward J. Borkowski
Interim Chief Financial Officer